Exhibit 99.1

Health In Tech Launches HitRix to Modernize the Nearly $1 Trillion U.S. Self-Funded Health Insurance Market and Announces Updated 2026 Full-Year Revenue Guidance

AI-powered HitRix platform streamlines large-group submissions, multi-market quoting, proposal comparison and placement in one secure environment, thereby reducing time to market.

STUART, Fla., September 30, 2026 /PRNewswire/ — Health In Tech, Inc. (Nasdaq: HIT), an AI-enabled InsurTech platform company (“Health In Tech” or the “Company”), today announced the launch of HitRix, a new AI-powered platform designed to simplify one of the most complex and manual workflows in the large-group self-funded health insurance market, aiming to increase the efficiency of the process and speed to market, and representing another growth lever for the Company.

The Company also updated its full-year 2026 revenue outlook to approximately $33 million, roughly in line with 2025 revenue, primarily reflecting the timing of several strategic initiatives during 2026. Health In Tech expects HitRix, the Company’s Three-Year Rate Stabilization Program, which is a differentiated solution designed to provide employers with greater predictability in stop-loss pricing over a multi-year period, and expanded carrier capacity, to become more meaningful growth contributors beginning in 2027 and beyond.

Solving a Complex Large-Group Workflow

For brokers serving larger employers, bringing a case to market can require collecting significant volumes of employee census information, claims data, plan documents and other sensitive information; organizing files received in multiple formats; preparing submissions for different carriers and managing general underwriters (“MGUs”); tracking responses; and manually comparing proposals. HitRix is designed to simplify that process.

Through HitRix, brokers can securely upload case information in the formats in which they receive it. HitRix uses AI-powered document intelligence to ingest, extract, organize and structure the information, reducing the need for manual data entry and reformatting.

The platform then enables brokers to manage submissions across multiple carriers and MGUs, track market activity in one environment, organize incoming proposals and compare alternatives more efficiently.

By reducing repetitive administrative work, HitRix is designed to allow brokers to spend more time advising clients and less time managing documents, spreadsheets, emails and multiple insurance portals.

Unlike traditional submission tools focused primarily on document routing or RFP management, HitRix is integrated with Health In Tech’s broader underwriting and marketplace infrastructure, connecting submission, market access, analytics and transaction execution within one environment.

Established Distribution Foundation

HitRix launches across Health In Tech’s existing distribution ecosystem, which included 933 partners across brokers, third party administrators and agencies as of June 30, 2026, representing 19.9% year-over-year growth.

The Company believes this established network provides a foundation for HitRix’s adoption and continued expansion across participating carriers and MGUs. As more transactions move through the platform, Health In Tech also expects to build a growing base of structured market and placement data that can support additional analytics, workflow automation and AI-enabled capabilities.

“The challenge we are solving with HitRix goes far beyond putting an insurance submission online,” said Tim Johnson, Chief Executive Officer of Health In Tech. “Large-group brokers often manage substantial amounts of census data, claims information and plan documents across different formats and systems. HitRix is designed to let AI handle much of that administrative work while giving brokers one environment to organize the case, access multiple markets and compare proposals.”

“Our goal is to make it dramatically easier for brokers to shop the market while keeping them at the center of the client relationship,” Johnson added. “We believe HitRix represents an important step toward building a more connected and intelligent marketplace for self-funded health insurance.”

2026 Outlook and 2027 Growth Drivers

For full-year 2026, Health In Tech expects revenue of approximately $33 million, roughly in line with 2025 revenue. This revised outlook primarily reflects the timing of HitRix commercialization, the Three-Year Rate Stabilization Program and additional carrier capacity, which affect the timing of new policy effective dates and related revenue recognition.

The Company expects these initiatives to contribute more meaningfully in 2027 and beyond as adoption increases, carrier capacity expands and new business becomes effective.

About Health In Tech

Health In Tech, Inc. (Nasdaq: HIT) is an AI-enabled InsurTech platform company, which offers a marketplace that aims to improve processes in the health insurance industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, managing general underwriters ("MGUs") and third-party administrators ("TPAs"). Health In Tech's platform serves as a marketplace for brokers, TPAs, MGUs and carriers to access self-funded health insurance for employers, providing functions including customized self-funded health plans, bindable stop-loss quotes, AI-enabled underwriting, claims administration and reporting integration.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to Health In Tech, Inc.'s ("Health In Tech," "HIT," "we," "us" or "our") business strategy, product development and innovation, market opportunities, updated revenue outlook, expected timing and magnitude of contribution from new products, growth prospects, and future operating and financial performance. In some cases, forward-looking statements can be identified by terminology such as "believe," "may," "will," "potentially," "estimate," "continue," "anticipate," "intend," "expect," "could," "would," "project," "plan," "target" or similar expressions that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements in this press release include, but are not limited to: statements regarding the expected functionality, benefits and adoption of HitRix; expansion of marketplace participation; increased activity and data generated through the platform; the Company's updated 2026 revenue outlook; expectations regarding the timing and magnitude of revenue contribution from new products including HitRix and the Three-Year Rate Stabilization Program; expectations for 2027 and beyond; the timing of the Company's carrier transition; and the Company's expectations regarding analytics, automation, AI-enabled capabilities and broader platform strategy.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects on Health In Tech and are subject to numerous known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Health In Tech's control, that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to obtain funding for our operations and to enhance our current systems and expand our service offerings; the success, cost and timing of our product development activities; the timing and terms of our carrier relationships, including carrier transitions and onboarding of new carriers; our ability to attract and retain key personnel and qualified employees; our ability to attract new customers and to develop new, and enhance existing, products and services; the impact of competition in our industry and innovation by our competitors; risks related to cybersecurity incidents or other network disruptions; risks related to the use of third-party artificial intelligence; our ability to comply with new or modified laws and regulations applicable to our business, including with respect to the insurance services industry, data privacy requirements and AI; our ability to protect our intellectual property rights and maintain and build our brand; the future trading price of our common stock; and other risks and uncertainties described in the "Risk Factors" section of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement made in this press release speaks only as of the date of this press release. New risks and uncertainties may emerge from time to time, and it is not possible for Health In Tech to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by applicable law, Health In Tech does not undertake, and expressly disclaims, any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:

Health In Tech Investor Relations
ir@healthintech.com